As filed with the Securities and Exchange Commission on November 9, 2004
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________


                                 COPYTELE, INC.

             (Exact Name of Registrant as Specified in its Charter)

                       Delaware                                11-2622630
   (State or Other Jurisdiction of Incorporation            (I.R.S. Employer
                   or Organization)                        Identification No.)

                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                    COPYTELE, INC. 2003 SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)


                                                     CALCULATION OF REGISTRATION FEE
===============================================================================================================================
 Title of Each Class of Securities to be      Amount to be        Proposed Maximum      Proposed Maximum         Amount of
               Registered                     Registered(1)       Offering Price Per    Aggregate Offering    Registration Fee
                                                                       Share(2)              Price(2)
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share    15,000,000 shares (3)       $0.965              $14,475,000           $1,833.98
===============================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Over-the-Counter Bulletin Board on November 3, 2004.
(3) Represents the registration of shares of Common Stock issuable under the CopyTele, Inc. 2003 Share Incentive Plan. Registrant has previously registered 20,000,000 shares of its Common Stock (as adjusted for stock splits) under Registration Statements on Form S-8 (Registration No. 33-72716, filed December 9, 1993, Registration No. 33-62381, filed September 6, 1995, and Registration No. 333-16933, filed November 27,
     1996), in connection with its CopyTele, Inc. 1993 Stock Option Plan, for which registration fees were previously paid, has previously registered 15,000,000 shares of its Common Stock under Registration Statements on Form S-8 (Registration No. 333-53416, filed January 9, 2001, Registration No. 333-69650, filed September 19, 2001, and Registration No. 333-99717, filed September 18, 2002), in connection with its CopyTele, Inc. 2000 Share Incentive Plan, for which registration fees were previously paid, and has previously registered 15,000,000 shares of its Common Stock under Registration Statement on Form S-8 (Registration No. 333-105012, filed May 5, 2003), in connection with its CopyTele, Inc. 2003 Share Incentive Plan, for which registration fees were previously paid. Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus contained herein also relates to the shares of Common Stock previously registered under such Registration Statements on Form S-8. See the Rule 429 note below.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement is a combined reoffer prospectus which shall be deemed a post-effective amendment to the registrant's Registration Statements on Form S-8, Registration No. 33-72716, filed December 9, 1993, Registration No. 33-62381, filed September 6, 1995, Registration No. 333-16933, filed November 27, 1996, Registration No. 333-53416, filed January 9, 2001, Registration No. 333-69650, filed September 19, 2001, Registration No. 333-99717, filed September 18, 2002, and Registration No. 333-105012, filed May 5, 2003.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.
     -------

     CopyTele, Inc. (the "Company" or "we" or "us") has filed previously with the Securities and Exchange Commission (the "Commission") Registration Statements on Form S-8 (Registration No. 33-72716, filed December 9, 1993, Registration No. 33-62381, filed September 6, 1995, Registration No. 333-16933, filed November 27, 1996, Registration No. 333-53416, filed January 9, 2001, Registration No. 333-69650, filed September 19, 2001, Registration No. 333-99717, filed September 18, 2002, and Registration No. 333-105012, filed May 5, 2003) to register shares of our common stock, par value $.01 per share (the "Common Stock"), issued or issuable pursuant to our 1993 Stock Option Plan, our CopyTele, Inc. 2000 Share Incentive Plan, and our CopyTele, Inc. 2003 Share Incentive Plan. This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 15,000,000 additional shares issued or issuable pursuant to our 2003 Share Incentive Plan and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of Common Stock acquired by persons named therein under our 1993 Stock Option Plan, our Copytele, Inc. 2000 Share Incentive Plan or our Copytele, Inc. 2003 Share Incentive Plan.

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

                                 CopyTele, Inc.
                     Common Stock (Par Value $.01 Per Share)

                     3,554,580 shares of Common Stock under
                           the 1993 Stock Option Plan

                     1,660,000 shares of Common Stock under
                  the CopyTele, Inc. 2000 Share Incentive Plan

                     18,600,000 shares of Common Stock under
                  the CopyTele, Inc. 2003 Share Incentive Plan

     This  prospectus  relates  to the  offer  and  sale  from  time  to time by directors, officers and/or other key employees and consultants, who may be considered our "affiliates", of up to 23,814,580 shares of our common stock which have been or may be acquired pursuant to our 1993 Stock Option Plan, as amended, our Copytele, Inc. 2000 Share Incentive Plan, as amended, and our Copytele, Inc. 2003 Share Incentive Plan, as amended, including 10,404,580 shares issuable on exercise of options held as of the date of this prospectus by officers and directors, as listed on page 8 and 9 of this prospectus under "Selling Shareholders." We will not receive any of the proceeds from sales by the selling shareholders.

     The selling shareholders propose to sell the shares from time to time in transactions occurring either on or off the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted) at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

     The selling shareholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares of those selling shareholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

     Our common stock is traded on the OTC Bulletin Board under the symbol "COPY". On November 3, 2004, the closing price of our common stock as reported by the OTC Bulletin Board was $1.00 per share.

     We are paying all expenses of registration incurred in connection with this offering but the selling shareholders will pay all brokerage commissions and other selling expenses.

     See "Risk Factors" beginning on Page 5 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                 The date of this prospectus is November 9, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information.......................................    2
The Company...............................................................    3
Risk Factors..............................................................    5
Selling Shareholders......................................................    8
Use of Proceeds...........................................................    9
Plan of Distribution......................................................    9
Legal Matters.............................................................   10
Experts...................................................................   10


     You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room located at 450 5th Street, N. W., Washington, D.C. 20549. Please call the SEC at 1-800 SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at: http:/www.sec.gov.

     We have filed with the SEC registration statements on Form S-8 under the Securities Act with respect to the common stock. This prospectus, which constitutes a part of those registration statements, does not contain all the information contained in those registration statements and their exhibits. For further information with respect to CopyTele and our common stock, you should consult those registration statements and their exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 0-11254) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

     (i) our Annual Report on Form 10-K for the fiscal year ended October 31, 2003;

     (ii) our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2004, April 30, 2004, and July 31, 2004;

     (iii) our Current Reports on Form 8-K dated September 16, 2004 and September 22, 2004; and

     (iv) the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

     We will provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at 900 Walt Whitman Road,
Melville,  New  York  11747,  Attention:   Secretary;  telephone  number:  (631)
549-5900.

     Our financial statements incorporated by reference in this prospectus and elsewhere in the registration statement include financial statements that were audited by Arthur Andersen LLP ("Andersen"). On June 6, 2002, we dismissed Andersen as our principal public accountants. We have been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the registration statement of which this prospectus is a part to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

     Unless otherwise stated in this prospectus, references to "CopyTele", "we", "our" and "us" refer to CopyTele, Inc., a Delaware corporation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We generally use the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will", and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors more fully described under "Risk Factors". We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

                                   THE COMPANY

     Our principal operations include the development, production and marketing of thin, high brightness, flat panel video displays and the development, production and marketing of multi-functional encryption products, hardware and software based, that provide information security for domestic and international users over virtually every communications media.

     Our line of hardware-based encryption products presently includes the USS-900, the USS-900NB, the USS-900T, the USS-900TL, the USS-900WF, the USS-900WFL, the USS-900AF, the DCS-1200, the DCS-1400, the DCS-1400D, the STS-1500 and the ULP-1. These encryption products are multi-functional, hardware based digital encryption systems that provide high-grade voice, fax and data encryption using either the Citadel(TM) CCX encryption cryptographic chip (which is manufactured by the Harris Corporation) or the Triple DES or AES algorithm (algorithms available in the public domain which are used by many U.S.
government agencies). In addition, we have developed the USS-900 Security Software, a software security product for the encryption of data files and e-mail attachments in both desktop and laptop computers utilizing Microsoft Windows operating systems, using either the Triple DES or the AES algorithm. We have also developed the DCS-1800 Security Software to encrypt voice and data in cellular and satellite phones, scanners, and printers.

     We have developed modifications of our standard equipment for specific applications and are producing the USS-900T and the USS-900TL to provide automatic fax encryption over the Thuraya satellite network, built by Boeing Satellite Systems, Inc. ("Boeing"). We have also developed and are producing the DCS-1400D, which uses a compact encrypted module attached to the Thuraya handset, to encrypt voice communication over the Thuraya network. Additionally, we have developed the USS-900WF and the USS-900WFL to provide satellite and cellular fax encryption and the USS-900AF to provide landline fax encryption, automatically with any standard fax machine. We are continuing our research and development activities for additional encryption products. We sell our encryption products directly to end-users and through dealers and distributors.

     In April 2004, we entered into an agreement with Boeing for it to provide our encryption products for use over the Thuraya satellite communications network, which provides communication in Europe, Africa, Russia, Middle East and Asia. Under a modification to the agreement which we entered into in September 2004, Boeing will be the exclusive distributor of our DCS-1400D, USS-900T, USS-900TL, USS-900WF and USS-900WFL products. Our products enable the Thuraya network to provide encrypted communications between satellite phones, from satellite phones to desk-based phones, or between desk-based phones. In connection with Boeing becoming the exclusive distributor of some of our products, Boeing authorized us to use its name on our website. Accordingly, customers desiring to purchase such products can find authorized Boeing sales information on the "Encryption Products" page of our website.

     We have provided our hardware and software encryption solutions to several other large organizations which are evaluating our solutions in connection with their security requirements. A major U.S. defense contractor has begun to purchase our USS-900AF as the standard to secure its worldwide fax communication. We have also entered into an agreement with another major U.S. company to supply prototypes of our encryption products configured to interface with its satellite global positioning system ("GPS") and data communication network.

     We are also continuing our research and development work on our electron emission display ("Flat CRT") technology. We have provided our display to a potential customer for evaluation of the display's performance in a product which must operate over a wide ambient temperature range in an outdoor environment. After successfully testing our display, the customer ordered a seed quantity of modules containing our display, to replace liquid crystal display ("LCD") modules in our customer's product. We have recently supplied the customer with displays that the customer has installed in its product for field evaluation.

     To be able to supply large quantities of displays to this customer and other potential customers, we have entered into an agreement with an Asian company, which currently mass produces TFT LCDs, to jointly produce prototypes of two modified TFT LCD color matrix pixel structures based on our high brightness technology. The two color matrix structures, which will be components of our displays, are a 7-inch (diagonal) with 1440 x 234 pixels and a 5.5 inch (diagonal) with 960 x 234 pixels. As part of our TFT color matrix design, each pixel contains memory to achieve high brightness at video rates. The displays will be able to create images similar to a CRT but would utilize low voltages similar to a TFT LCD. We have funded the development of these prototypes, and may enter into a further agreement for commercial production of the structures or the complete color displays. The company has agreed to only produce such structures for us.

     We have developed a prototype display containing the modified TFT color matrix structures based on our high brightness flat CRT technology with the assistance of Volga Svet Ltd. ("Volga"), a Russian display company that we have been working with for over seven years. The matrix structure prototype, a component of our display, was received under our agreement with the Asian company.

     To activate the red, green, and blue phosphors contained in the modified TFT color matrix pixel structure in our displays, we are using both our current electron emission technology and a new nanotube technology we are developing in cooperation with a U.S. company. The new technology consists of a unique array of low voltage controllable nanotubes for electron emission. These nanotubes are extremely small carbon elements, approximately 2,500 times thinner than the width of a human hair, that emit electrons under controllable conditions. With that company, we have produced experimental design configurations which demonstrate the feasibility of the nanotube technology meeting our design requirements. We have the exclusive right to use this company's nanotube technology for display applications.

     We were incorporated on November 5, 1982, under the laws of the State of Delaware. Our principal executive offices are located at 900 Walt Whitman Road, Melville, New York 11747, and our telephone number is (631) 549-5900.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business and financial results could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

We have experienced significant net losses and negative cash flows from operations and they may continue.

     We have had net losses and negative cash flows from operations in each year since our inception and in the nine months ended July 31, 2004, and we may continue to incur substantial losses and experience substantial negative cash flows from operations. We have incurred substantial costs and expenses in developing our encryption and flat panel display technologies and in our efforts to produce commercially marketable products incorporating our technology. We have had limited sales of products to support our operations from inception through July 31, 2004. We have set forth below our net losses, research and development expenses and net cash used in operations for the nine-month periods ended July 31, 2004 and 2003, and for the fiscal years ended October 31, 2003 and 2002:

                                                            (Unaudited)
                                                         Nine Months Ended                 Fiscal Years Ended
                                                              July 31,                         October 31,
                                                  ------------------------------     ------------------------------
                                                       2004            2003               2003            2002
                                                       ----            ----               ----            ----
Net loss                                          $  2,538,466    $  2,425,385       $  3,114,411    $  3,285,240
Research and development expenses                 $  1,732,345    $  1,351,072       $  1,807,742    $  1,625,974
Net cash used in operations                       $    811,240    $    615,427       $    958,501    $    431,471

We may need additional funding in the future which may not be available on acceptable terms and, if available, may result in dilution to our stockholders, and our auditors have issued a "going concern" audit opinion.

     We anticipate that, if cash generated from operations is insufficient to satisfy our requirements, we will require additional funding to continue our research and development activities and market our products. The auditor's report on our financial statements as of October 31, 2003 states that the net loss incurred during the year ended October 31, 2003, our accumulated deficit as of that date, and the other factors described in Note 1 to the Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2003, raise substantial doubt about our ability to continue as a going concern. The auditor's report on our financial statements for the year ended October 31, 2002 contained a similar statement. Our financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

     Based on reductions in operating expenses that have been made and additional reductions that may be implemented, if necessary, we believe that our existing cash and accounts receivable, together with cash flows from expected sales of encryption products and flat panel displays, and other potential sources of cash flows, will be sufficient to enable us to continue in operation until at least the end of the third quarter of fiscal 2005. We anticipate that, thereafter, we will require additional funds to continue marketing, production, and research and development activities, and we will require outside funding if cash generated from operations is insufficient to satisfy our liquidity requirements. However, our projections of future cash needs and cash flows may differ from actual results. If current cash and cash that may be generated from operations are insufficient to satisfy our liquidity requirements, we may seek to sell debt or equity securities or to obtain a line of credit prior to the third quarter of fiscal 2005. The sale of additional equity securities or convertible debt could result in dilution to our stockholders. We can give you no assurance that we will be able to generate adequate funds from operations, that funds will be available to us from debt or equity financings or a line of credit or that, if available, we will be able to obtain such funds on favorable terms and conditions. We currently have no arrangements with respect to additional financing.

We may not generate sufficient revenues to support our operations in the future or to generate profits.

     We are engaged in two principal operations: (i) the development, production and marketing of thin high-brightness flat panel video displays and (ii) the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media. We have only recently started to produce monochrome versions of our high-brightness flat panel displays and our encryption products are only in their initial stages of commercial production. Our investments in research and development are considerable. Our ability to generate sufficient revenues to support our operations in the future or to generate profits will depend upon numerous factors, many of which are beyond our control, including:

     o our ability to successfully market our line of thin high-brightness flat panel video displays and encryption products;
     o the capability of Volga to produce thin high-brightness monochrome video displays and supply them to us;
     o our ability to jointly develop with Volga and produce a full-color video display;
     o our ability to develop and produce displays using controllable nanotubes and modified TFT technology;
     o our production capabilities and those of our suppliers as required for the production of our encryption products;
     o    long-term performance of our products;
     o the capability of our dealers and distributors to adequately service our encryption products;
     o our ability to maintain an acceptable pricing level to end-users for both our encryption and display products;
     o    the ability of suppliers to meet our requirements and schedule;
     o    our  ability  to   successfully   develop  other  new  products  under
          development;
     o    rapidly changing consumer preferences;
     o the possible development of competitive products that could render our products obsolete or unmarketable;
     o our future negotiations with Volga with respect to payments and other arrangements under our Joint Cooperation Agreement with Volga.

     Because our revenue is subject to fluctuation, we may be unable to reduce operating expenses quickly enough to offset any unexpected revenue shortfall. If we have a shortfall in revenue in relation to expenses, our operating results would suffer. Our operating results for any particular quarter may not be indicative of future operating results. You should not rely on quarter-to-quarter comparisons of results of operations as an indication of our future performance.

We are dependent upon a few key executives and the loss of their services could adversely affect us.

     Our future success is dependent on our ability to hire, retain and motivate highly qualified personnel. In particular, our success depends on the continued efforts of our Chief Executive Officer, Denis A. Krusos, and our President, Frank J. DiSanto, who founded our company in 1982 and are engaged in the management and operations of our business, including all aspects of the development, production and marketing of our encryption products and flat panel display technology. In addition, Messrs. Krusos and DiSanto, as well as our other skilled management and technical personnel, are important to our future business and financial arrangements. The loss of the services of any such persons could have a material adverse effect on our business and operating results.

The very competitive markets for our encryption products and flat panel display technology could have a harmful effect on our business and operating results.

     The markets for our encryption products and flat panel display technology worldwide are highly competitive and subject to rapid technological changes. Most of our competitors are larger than us and possess financial, research, service support, marketing, manufacturing and other resources significantly greater than ours. Competitive pressures may have a harmful effect on our business and operating results.

Our common stock is subject to the SEC's penny stock rules which may make our shares more difficult to sell.

     Our stock fits the definition of a penny stock. The SEC rules regarding penny stocks may have the effect of reducing trading activity in our common stock and making it more difficult for investors to sell. The rules require a broker to deliver a risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker must also give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing prior to effecting a transaction and in writing with the confirmation. The SEC rules also require a broker to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction before completion of the transaction. These requirements may result in a lower trading volume of our common stock and lower trading prices.

                              SELLING SHAREHOLDERS

     This prospectus relates to shares of common stock which have been or may be acquired by the selling shareholders pursuant to our 1993 Stock Option Plan, our Copytele, Inc. 2000 Share Incentive Plan and our Copytele, Inc. 2003 Share Incentive Plan. The selling shareholders are directors, officers and/or other key employees and consultants, who may be considered our "affiliates". The following table sets forth certain information with respect to the selling shareholders as of November 3, 2004, as follows: (1) the name and position with CopyTele within the past three years of each selling shareholder; (2) the number of shares of common stock beneficially owned by each selling shareholder (including shares obtainable under options exercisable within sixty (60) days of such date); (3) the number of shares of common stock being offered hereby; and
(4) the number and percentage of our outstanding shares of common stock to be beneficially owned by each selling shareholder after completion of the sale of common stock being offered hereby. The number of shares offered for sale by each selling shareholder may be updated in, and additional individuals who may be or may become our affiliates may be added as selling shareholders hereunder by, supplements and/or amendments to this prospectus, which will be filed with the SEC in accordance with Rule 424(b) under the Securities Act of 1933, as amended. There is no assurance that any of the selling shareholders will sell any or all of their shares of common stock.

           Selling Shareholder            Number of                              Shares Beneficially Owned
            and Position with               Shares             Number of                After Sale
           the Company within            Beneficially         Shares Being      -----------  --------------
          the Past Three Years            Owned (1)        Offered Hereby(2)       Number      Percent(3)
     --------------------------------  ----------------  ---------------------  -----------  --------------
     Denis A. Krusos.................      7,627,600           5,778,290         1,849,310       1.93%
        Director, Chairman of the
        Board and Chief Executive
        Officer

     Frank J. DiSanto................      4,309,505           3,666,290           643,215         *
        Director and President

     Henry P. Herms..................        595,000             570,000            25,000         *
        Director, Vice
        President-Finance and Chief
        Financial Officer

     George P. Larounis..............        330,000             390,000                 0         *
        Director

____________________

*   Less than 1%

(1) Includes 1,778,290 shares, 1,666,290 shares, 0 shares, and 110,000 shares of common stock as to which Denis A. Krusos, Frank J. DiSanto, Henry P. Herms, and George P. Larounis, respectively, have the right to acquire currently or within 60 days of the date hereof upon exercise of options granted pursuant to the 1993 Stock Option Plan. Also includes 750,000 shares, 600,000 shares, 250,000 shares, and 60,000 shares of common stock as to which Denis A. Krusos, Frank J. DiSanto, Henry P. Herms, and George P. Larounis, respectively, have the right to acquire currently or within 60 days of the date hereof upon the exercise of options granted pursuant to the CopyTele, Inc. 2000 Share Incentive Plan. Also includes 3,250,000 shares, 1,400,000 shares, 320,000 shares, and 160,000 shares of common stock as to which Denis A. Krusos, Frank J. DiSanto, Henry P. Herms, and George
P. Larounis, respectively, have the right to acquire currently or within 60 days of the date hereof upon the exercise of options granted pursuant to the CopyTele, Inc. 2003 Share Incentive Plan.

(2) Includes shares issuable upon exercise of options currently granted to the selling shareholder, whether or not such options are exercisable within 60 days. Does not constitute a commitment to sell any or all of the stated number of shares. The number of shares to be sold shall be determined from time to time by each selling shareholder in his discretion.

(3) Percentage is computed with reference to the 85,523,253 shares of our common stock outstanding as of November 3, 2004, and assumes the exercise of all options by the selling shareholders and the sale of all shares offered by the selling shareholders under this prospectus.

                                 USE OF PROCEEDS

     Shares covered by this prospectus will be sold by the selling shareholders as principals for their own account. We will not receive any proceeds from sales of any shares by selling shareholders.

                              PLAN OF DISTRIBUTION

     The selling shareholders, or pledges, donees, or transferees of or successors in interest to the selling shareholders, may sell shares pursuant to this prospectus from time to time in transactions (including one or more block transactions) on the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted), in the public market off the OTC Bulletin Board, in privately negotiated transactions, or in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are paying all expenses of registration incurred in connection with this offering, but the selling shareholders will pay their own brokerage commissions and any other expenses they incur.

     The selling shareholders and any dealers acting in connection with the offering or any brokers executing sell orders on behalf of a selling shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a selling shareholder and any commissions or discounts received by a broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, a broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through the broker or dealer.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Duane Morris LLP, our legal counsel.

                                     EXPERTS

     The financial statements and schedule of CopyTele, Inc. incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended October 31, 2003 have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing. The audit report of Grant Thornton LLP covering the October 31, 2003 and 2002 financial statements, which expresses an unqualified opinion, contains an explanatory paragraph that states that CopyTele, Inc. incurred a net loss during the year ended October 31, 2003, and, as of that date, has an accumulated deficit, and among other factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

     Our financial statements incorporated by reference in this prospectus and elsewhere in the registration statement include financial statements that were audited by Andersen. On June 6, 2002, we dismissed Andersen as our principal public accountants. We have been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the registration statement of which this prospectus is a part to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


     Item 3. Incorporation of Documents By Reference.
     ------- ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003;

          (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2004, April 30, 2004, and July 31, 2004;

          (3) the Company's Current Reports on Form 8-K dated September 16, 2004 and September 22, 2004; and

          (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     The Company's financial statements incorporated by reference in this Registration Statement include financial statements that were audited by Arthur Andersen LLP ("Andersen"). On June 6, 2002, the Company dismissed Andersen as its principal public accountants. The Company has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the Registration Statement to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

     Item 4. Description of Securities.
     ------- --------------------------

     Not applicable.


     Item 5. Interest of Named Experts and Counsel.
     ------- --------------------------------------

     Not applicable.

     Item 6. Indemnification of Directors and Officers.
     ------- ------------------------------------------

     Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

     Article XIII of the By-Laws of the Company contain provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The Company's By-Laws, as amended and restated, are filed as an Exhibit to this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     Item 7. Exemption from Registration Claimed.
     ------- ------------------------------------

     Not applicable.


     Item 8. Exhibits.
     ------- ---------

       Exhibit No.   Description
       -----------   -----------

          4(a)   -   Certificate of  Incorporation  of the Company,  as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992 (incorporated by reference).

          4(b)   -   By-Laws of the Company,  as amended and restated,  filed as
                     Exhibit 4(b)  to  the  Company's  Registration Statement on
                     Form  S-8,  Registration   No.  33-49402  (incorporated  by
                     reference).


          4(c)   -   Amendment to By-Laws, filed as Exhibit 3.3 to the Company's
                     Quarterly Report on Form 10-Q for the quarter ended January
                     31, 2003 (incorporated by reference).

          4(d)   -   CopyTele, Inc. 2003 Share Incentive Plan,  filed as Exhibit
                     4(d) to the  Company's Registration  Statement on Form S-8,
                     Registration No. 333-105012 (incorporated by reference).

          4(e)   -   Amendment  No. 1 to the CopyTele, Inc. 2003 Share Incentive
                     Plan (filed herewith).

          5      -   Opinion and consent of Duane Morris LLP (filed herewith).

          23(a)  -   Consent of Grant Thornton LLP (filed herewith).

          23(b)  -   Consent of Duane Morris LLP (included in Exhibit 5).

          24     -   Powers of Attorney (included on signature page).


     Item 9. Undertakings.
     ------- -------------

     (a)     The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 9th day of November, 2004.

                           CopyTele, Inc.

                           By: /s/ Denis A. Krusos
                               -------------------
                               Denis A. Krusos
                               Chairman of the Board and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Denis A. Krusos and Frank J. DiSanto acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                                               Date
- ---------                          -----                                               ----

/s/ Denis A. Krusos                Chairman of the Board, Chief Executive              November 9, 2004
- -------------------                Officer and Director (Principal Executive
Denis A. Krusos                    Officer)


/s/ Frank J. DiSanto               President and Director                              November 9, 2004
- --------------------
Frank J. DiSanto


/s/ Henry P. Herms                 Vice President-Finance, Chief Financial             November 9, 2004
- ------------------                 Officer and Director (Principal Financial and
Henry P. Herms                     Accounting Officer)


/s/ George P. Larounis             Director                                            November 9, 2004
- ----------------------
George P. Larounis

                                  EXHIBIT INDEX

    Exhibit No.                           Description
    -----------                           -----------

       4(a)    -     Certificate  of  Incorporation  of the Company, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1992 (incorporated by reference).


       4(b)    -     By-Laws of the Company, as amended and  restated,  filed as
                     Exhibit  4(b)  to  the  Company's Registration Statement on
                     Form S-8,   Registration   No.  33-49402  (incorporated  by
                     reference).

       4(c)    -     Amendment to By-Laws, filed as Exhibit 3.3 to the Company's
                     Quarterly Report on Form 10-Q for the quarter ended January
                     31, 2003 (incorporated by reference).

       4(d)    -     CopyTele, Inc. 2003 Share Incentive Plan,  filed as Exhibit
                     4(d)  to  the Company's Registration Statement on Form S-8,
                     Registration No. 333-105012 (incorporated by reference).

       4(e)    -     Amendment  No. 1 to the CopyTele, Inc. 2003 Share Incentive
                     Plan (filed herewith).

       5       -     Opinion and consent of Duane Morris LLP (filed herewith).

       23(a)   -     Consent of Grant Thornton LLP (filed herewith).

       23(b)   -     Consent of Duane Morris LLP  (included in Exhibit 5).

       24      -     Powers of Attorney  (included on signature page).